EXHIBIT 10(i)A(20)

AMENDMENT #4 TO CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT, dated as of September 28, 2006 (this “Amendment”), is entered into by and among (a) Acuity Enterprise, Inc., a Delaware corporation, and Acuity Unlimited, Inc., a Delaware corporation, as Borrowers, (b) Acuity Specialty Products Group, Inc., a Delaware corporation, and Acuity Lighting Group, Inc., a Delaware corporation, as initial Servicers, (c) Variable Funding Capital Company LLC, a Delaware limited liability company (as assignee of Blue Ridge Asset Funding Corporation), and (d) Wachovia Bank, National Association, individually and as agent (in such agency capacity, together with its successors and assigns in such capacity, the “Agent”), and pertains to the Credit and Security Agreement dated as of September 2, 2003 among the parties hereto, as amended (the “Existing Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned thereto in the Existing Agreement.

PRELIMINARY STATEMENT

Each of the parties desires to amend the Existing Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

1.1. Section 14.5(b) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(b) Unless otherwise agreed to in writing by the Parent, each Lender and the Agent hereby agrees to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its (or its Affiliates’) directors, officers, employees, agents, attorneys, auditors, advisors, consultants or other representatives who reasonably require such information in connection with their activities concerning this Agreement or the transactions contemplated hereby and to actual or potential Participants or Purchasing Liquidity Banks, and then only upon a confidential basis in any such case; provided, however, that Proprietary Information may be disclosed: (i) to the Agent or any other Lender, (ii) to any provider of credit or liquidity enhancement to VFCC (each, an “Enhancer”), (iii) to the extent reasonably required in connection with any litigation to which the Agent, any Lender, any Enhancer or their respective Affiliates may be a party, (iv) to the extent reasonably required in connection with the exercise of any remedy hereunder, (v) as required by law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), (vi) to bank regulatory authorities or other governmental authorities, (vii) to any rating agency that rates the commercial paper or other debt securities of any Lender or any Enhancer, (viii) to any commercial paper dealer of any Lender or Enhancer which has agreed in writing to be bound by the provisions of this Section 14.5, and (ix) to any directors, officers, employees, agents, attorneys, auditors, advisors, consultants or other representatives of the entities described in subsections (i), (ii) , (vi), (vii) or (viii) above who reasonably require such information in connection with their activities concerning this Agreement or the transactions contemplated hereby (but only upon a confidential basis).

1.2. The following definitions in Exhibit I to the Existing Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

“Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (ii) the Business Day specified in a written notice from the Agent following the occurrence and during the continuation of any other Amortization Event, (iii) the date which is 10 Business Days after the Agent’s receipt of written notice from a Borrower that it wishes to terminate the facility evidenced by this Agreement, and (iv) September 27, 2007.

“Monthly Reporting Date” means the 15th Business Day of each month after the date of this Agreement or such other days of each month as the Agent shall request in connection with Section 8.5 hereof.

“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 23% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

1.3. The last sentence of the definition of “Obligor Concentration Limit” is hereby amended and restated in its entirety to read as follows:

As of September 28, 2006, the Special Concentration Limit for all Receivables owing from The Home Depot, Inc. and its Affiliates is 25% of aggregate Outstanding Balance of all Eligible Receivables, and the Special Concentration Limit for all Receivables owing from Rexel, Inc. and its Affiliates is 8% of aggregate Outstanding Balance of all Eligible Receivables, provided that not more than 2% of the aggregate Outstanding Balance of the Eligible Receivables owing from all such special Obligors are denominated in Canadian dollars.

1.4. Schedule A to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Schedule A hereto.

2. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the condition precedent that the Agent shall have received (a) counterparts hereof, duly executed by each of the parties hereto, (b) counterparts of a second amended and restated Fee Letter, duly executed by each of the parties thereto and (c) a fully-earned and non-refundable renewal fee of $10,000 in immediately available funds.

3. Scope of Amendment. Except as expressly amended hereby, the Existing Agreement remains in full force and effect in accordance with its terms, and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Existing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ACUITY ENTERPRISE, INC.

By:	/s/ Richard K. Reece
Name:	Richard K. Reece
Title:	Senior Vice President and Chief Financial Officer

ACUITY UNLIMITED, INC.

By:	/s/ Richard K. Reece
Name:	Richard K. Reece
Title:	Senior Vice President and Chief Financial Officer

ACUITY LIGHTING GROUP, INC., AS A SERVICER

By:	/s/ Richard K. Reece
Name:	Richard K. Reece
Title:	Executive Vice President

ACUITY SPECIALTY PRODUCTS GROUP, INC., AS A SERVICER

By:	/s/ Richard K. Reece
Name:	Richard K. Reece
Title:	Executive Vice President

VARIABLE FUNDING CAPITAL COMPANY LLC BY: WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY-IN-FACT

By:	/s/ Douglas R. Wilson, Sr.
Name:	Douglas R. Wilson, Sr.
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Liquidity Bank and as Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

SCHEDULE A

COMMITMENTS OF LIQUIDITY BANKS

Liquidity Bank	Commitment

Wachovia Bank, National Association	$100,000,000

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